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                                                                     Exhibit 21

                    THE LIBERTY CORPORATION AND SUBSIDIARIES
                              LIST OF SUBSIDIARIES
                               DECEMBER 31, 1996

                                                                                                   Percentage of Voting Stock
                                                              Jurisdiction of Incorporation          Owned by Immediate Parent
                                                              -----------------------------      -----------------------------
A.  The Liberty Corporation                                              S.C.
B.  Liberty Life Insurance Company                                       S.C.                                100
         C.  Park Avenue Associates, Inc.                                S.C.                                100
                  C.  Tanyard Creek Partnership                          S.C.                                 60
         C.  Exchange Place Corporation                                  N.C.                                100
         C.  Greensboro Holdings, Inc.                                   S.C.                                100
         C.  State National Fire Insurance Company                     Louisiana                             100
         C.  State National Title Guaranty Company                     Louisiana                             100
         C.  State National Mortgage Corporation                       Louisiana                             100
B.  Liberty Insurance Services Corporation                               S.C.                                100
B.  Pierce National Life Insurance Co.                                 California                            100

B.  Cosmos Broadcasting Corporation                                      S.C.                                100
         C.  CableVantage Inc.                                           S.C.                                100

D.  Special Services Corporation                                         S.C.                                100
D.  Hampton Insurance Agency, Inc.                                       S.C.                                100
D.  The Liberty Marketing Corporation                                    S.C.                                100
D.  Bent Tree Corporation                                               Georgia                              100
D.  TLC Business Ventures, Inc.                                          S.C.                                100
D.  LC Insurance Limited                                                Bermuda                              100
D.  Liberty Investment Group, Inc.                                       S.C.                                100
     D.  Liberty Capital Advisors, Inc.                                  S.C.                                100
     D.  Liberty Properties Group, Inc.                                  S.C.                                100
         D.  LPG Development Corporation                                 S.C.                                100
         D.  SouthChase Development Corporation                          S.C.                                100
         D.  LIBCO of Florida, Inc.                                     Florida                              100
         D.  LPC of S. C., Inc.                                          S.C.                                100
         D.  Johnson/Liberty LLC                                         S.C.                                 22
         D.  Commerce Center of Greenville, Inc.                         S.C.                                100
                  D.  Park Place Associates                              S.C.                                 50
         D.  Liberty Stone Associates, Inc.                              S.C.                                 50

A. Separate condensed financial statements filed as a schedule to the consolidated financial statements. Also included in the consolidated financial statements.

B. Separate financial statements not filed. Included in the consolidated financial statements.

C.   Consolidated with the applicable parent.

D. Minor subsidiaries. Included in the condensed financial statements of The Liberty Corporation.



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